Exhibit 4.1

FIRST AMENDMENT

TO

NOTE PURCHASE AGREEMENT

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of July 14, 2006 (this “Amendment”), by and among Flextronics International Ltd., a Singapore company (the “Company”), acting through its branch office in Bermuda, and Silver Lake Partners Cayman, L.P., Silver Lake Investors Cayman, L.P. and Silver Lake Technology Investors Cayman, L.P., as Holders of Notes (the “Silver Lake Investors”).

RECITALS

WHEREAS, the Company and the Silver Lake Investors are parties to the Note Purchase Agreement, dated as of March 2, 2003 (the “Note Purchase Agreement”), relating to the issuance and sale by the Company of U.S. $200.0 million aggregate principal amount of the Company’s Convertible Junior Subordinated Notes, and wish to amend certain provisions of the Note Purchase Agreement and the Notes as provided herein; and

WHEREAS, the Silver Lake Investors own $195.0 million aggregate principal amount of the Notes;

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Note Purchase Agreement. All references in the Note Purchase Agreement, as amended by this Amendment, and in the Notes to the Ordinary Shares shall mean the Company’s ordinary shares, no par value.

SECTION 2. Amendment to Section 1 of the Note Purchase Agreement. Section 1 of the Note Purchase Agreement is hereby amended as follows:

2.1. The definition of “Forced Conversion” is hereby deleted in its entirety.

SECTION 3. Amendment to Section 5.2 of the Note Purchase Agreement. Section 5.2 of the Note Purchase Agreement is hereby amended by adding a new paragraph thereto which shall read as follows:

“The parties acknowledge that filings under the HSR Act were previously made and that the clearance under such filings will expire on or about January 23, 2007. In the event that any additional filings under the HSR Act are required in connection with the issuance of Ordinary Shares upon settlement of the Notes, the Silver Lake Investors (and their successors and assigns) shall pay the filing fees associated with any such filings on behalf of the

Silver Lake Investors (and their successors and assigns) and the Company.”

SECTION 4. Amendment to Section 5.5 of the Note Purchase Agreement. Section 5.5 of the Note Purchase Agreement is hereby amended by adding a new paragraph (e) thereto which shall read as follows:

“(e) The parties acknowledge that Mr. James A. Davidson has served as the Silver Lake Board Designee. It is expressly agreed that if Mr. Davidson ceases to serve as a member of the Company’s Board of Directors for any reason, including by reason of his resignation, death or disability, Silver Lake shall cease to have the right to select another Board Designee. It is further agreed that for purposes of determining whether Silver Lake and its Affiliates collectively hold not less than fifty percent (50%) of the Notes (or the Ordinary Shares issuable upon conversion thereof) issued to Silver Lake and its Affiliates on the Closing Date, transfer of ownership in a forward sale or other derivative transaction shall be deemed effective when the forward sale or other derivative transaction matures and not when the contract is entered into.”

SECTION 5. Amendments to Section 7.1 of the Note Purchase Agreement. Section 7.1 of the Note Purchase Agreement is hereby amended as follows:

5.1. The following sentence shall be added to the end of Section 7.1(c):

“Notwithstanding the Company’s policies and the foregoing pre-approval procedures, the Company agrees that any Silver Lake Investor or any Affiliate of a Silver Lake Investor that is a permitted transferee may, subject to the restrictions in Sections 7.1 (b) and (d) and compliance with applicable law, engage in any hedging transactions (including any put, call or short sale, whether or not in a “collar” or similar transaction) without review of or approval of the specific hedging transaction, and subject only to the Company’s general policies (including pre-clearance) that restrict officers and directors from trading on the basis of material, non-public information or during periods in which the Company otherwise restricts transactions in Company securities by its officers and directors.”

5.2. A new paragraph (d) shall be added, which shall read as follows:

“(d) Notwithstanding the foregoing, for a period commencing on the effective date of the First Amendment to Note Purchase Agreement and expiring on December 15, 2006 (the “Lock-Up Period”), no Silver Lake Investor may Transfer any of the Securities except for Transfers to an Affiliate of such Silver

Lake Investor, provided that the transferee delivers a written instrument to the Company in form and substance reasonably satisfactory to the Company confirming that the transferee is subject to the obligations of this Agreement (including the obligations contained in this Section 7(d)). For purposes of this Section 7, Transfer shall also mean any forward contract to sell, any sale of any option or contract to purchase, any purchase of any option or contract to sell, any grant of any option, right or warrant to purchase, or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Notes or the Ordinary Shares, whether any of the foregoing transactions is to be settled by delivery of the Notes, Ordinary Shares, in cash or otherwise (collectively, “Hedge”). After the Lock-Up Period through the Final Maturity Date, no Silver Lake Investor may Transfer any of the Securities, except for Transfers (i) to an Affiliate of such Silver Lake Investor, provided that the transferee delivers a written instrument to the Company in form and substance reasonably satisfactory to the Company confirming that the transferee is subject to the obligations of this Agreement (including the obligations contained in this Section 7(d)) or (ii) to any one or more bulge bracket investment banking firms identified in writing by the Silver Lake Investors and agreed to by the Company (together with their successors and permitted assigns, the “Transferee Banks”) in one or more transactions, provided that each applicable Transferee Bank delivers a written instrument to the Company in form and substance reasonably satisfactory to the Company confirming that the Transferee Bank is subject to the obligations of this Agreement (including the obligations contained in this Section 7(d)) and further agrees that it may not resell its Notes but otherwise may Hedge its position. The restrictions in this Section 7.1(d) shall have no further effect after the Final Maturity Date.”

SECTION 6. Amendment to Section 7.3 of the Note Purchase Agreement. Section 7.3 of the Note Purchase Agreement is hereby amended by adding the words “AS AMENDED BY THE FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT, DATED AS OF JULY 14, 2006,” immediately after the words “DATED AS OF MARCH 2, 2003.”

SECTION 7. Amendments to Section 10.4 of the Note Purchase Agreement. Section 10.4 of the Note Purchase Agreement is hereby amended as follows:

7.1. By providing that notices to the Company shall be addressed as follows:

Flextronics International Ltd.,

acting through its Bermuda branch

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

and

Flextronics International Ltd.

c/o Flextronics International USA, Inc.

2090 Fortune Drive

San Jose, CA 95131

Attention: Chief Financial Officer

Facsimile: 408-428-0859

7.2. By substituting for the copied addressee the following:

Curtis, Mallet-Prevost, Colt & Mosle LLP

101 Park Avenue New York,

New York 10178

Attention: Jeffrey N. Ostrager, Esq.

Facsimile: 212-697-1559

SECTION 8. Amendment of the Silver Lake Investors’ Notes. Each of the Silver Lake Investors’ Notes is hereby amended as provided in this Section 8. Concurrently with the execution and delivery of this Amendment, each Silver Lake Investor is surrendering its Note in exchange for a new Note for the same principal amount in the form of Schedule I hereto and reflecting the amendments set forth in this Section 8.

8.1. The legend on the Note is hereby amended by adding the words “AS AMENDED BY THE FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT, DATED AS OF JULY 14, 2006,” immediately after the words “MARCH 2, 2003.”

8.2. The first paragraph of the Note is hereby amended by substituting “Bermuda” for “Hong Kong.”

8.3. The first paragraph of the Note is hereby amended by amending the parenthetical “(or in Ordinary Shares as provided in Section 2(b))” to read “(and in Ordinary Shares, if any, as provided in Section 2(b)).”

8.4. The second paragraph of the Note is hereby amended by adding the words “, as amended by the First Amendment to Note Purchase Agreement, dated as of July 14, 2006” immediately after the words “March 2, 2003.”

8.5. Section 1 of the Note is hereby amended by deleting the defined term “Freely Tradeable Shares” in its entirety and by adding the following definitions of “Daily Share Amounts” and “Volume Weighted Average Price” in appropriate alphabetical order as follows:

“Daily Share Amount” means, with respect to any Trading Day, a number of Ordinary Shares (but in no event less than zero) determined by the following formula:

(Volume Weighted Average Price per Ordinary Share for such Trading Day	x	Face Amount of this Note divided by the Conversion Price in effect on such Trading Day)	–	Face Amount of this Note
Volume Weighted Average Price per Ordinary Share for such Trading Day x 20

“Volume Weighted Average Price” on any Trading Day means the price per share of the Ordinary Shares as displayed on Bloomberg (or any successor service) page FLEX<equity>VAP in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time), on such Trading Day (or any such period commencing at the official opening of trading and ending at the official close of trading on the principal trading market); or, if such price is not available, the Closing Price; or if such price is not available the market value per share of the Ordinary Shares on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

8.6. Section 2(b) of the Note is hereby amended so that it shall read as follows:

“(b) Net Share Settlement.

(i) Unless this Note is paid, converted, settled or redeemed earlier pursuant to the terms of this Note, on July 31, 2009 (the “Final Maturity Date”), the Company shall make net share settlement of this Note to the Holder as follows: (i) the Company shall pay the Face Amount of this Note in cash; and (ii) if the Conversion Amount (as hereinafter defined) is greater than the Face Amount of this Note, the Company shall deliver to the Holder a number of ordinary shares, no par value, of the Company (the “Ordinary Shares”) equal to the sum of the Daily Share Amounts for each of the twenty (20) consecutive Trading Days immediately preceding the Final Maturity Date (such number of shares is hereafter referred to as the “Excess Amount”). “Conversion Amount” means the amount equal to the average of the products for each of the twenty (20) consecutive Trading Days immediately preceding the Final Maturity Date of (A) the Face Amount of this Note divided by the then effective Conversion Price, and (B) the Volume Weighted Average Price per share of the Ordinary Shares on such Trading Day. For purposes of this Section 2(b), the “Conversion Price” initially shall be $10.50, which shall be subject to adjustment as provided in Section 4. The Holder must surrender this Note to the Company in order to receive settlement hereunder. Except as provided in this Section 2(b) and subject to Sections 5 and 6, the Holder may not convert, settle or redeem this Note. In the event that the Holder is required to make filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in accordance with Section 5.2 of the Agreement, and for any related waiting periods to have expired or be terminated early (collectively, the “HSR

Approval”), in order to acquire Ordinary Shares upon net share settlement under this Section 2(b), and if such HSR Approval shall not have been obtained, then the Company shall not deliver any such shares until the HSR Approval shall have been obtained; provided that the number of Ordinary Shares to be delivered, if any, shall nevertheless be determined as provided above. For the avoidance of doubt, the number of Ordinary Shares deliverable pursuant to this Section 2(b)(i) may not be less than zero and in no event will the Holder receive less than the Face Amount of this Note in cash on the Final Maturity Date.

(ii) The Holder of this Note shall be deemed for U.S. law purposes to beneficially own any Ordinary Shares deliverable pursuant to clause (i) above as of the Final Maturity Date (subject to HSR Approval). Not later than two Trading Days following the Final Maturity Date (and subject to HSR Approval), the Company shall promptly issue and deliver to each Holder a certificate or certificates for the number of Ordinary Shares to which such Holder is entitled. In lieu of delivering physical certificates representing any Ordinary Shares deliverable upon net share settlement of Notes, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder, the Company may, at its election (and shall, upon the reasonable request of any Holder), cause its transfer agent to electronically transmit the Ordinary Shares deliverable upon net share settlement of this Note to the Holder, by crediting the account of Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, if such DWAC system is available for the issuance of such Ordinary Shares under the terms of this Note and the Note Purchase Agreement. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective.

(iii) The Company shall at all times during which the Notes shall be outstanding, have and keep available out of its authorized but unissued shares, for the purpose of effecting the net share settlement of the Notes, such number of its duly authorized Ordinary Shares as shall from time to time be sufficient to effect the net share settlement of all outstanding Notes.

(iv) No fractional Ordinary Shares shall be issued upon any net share settlement of the Notes pursuant to Section 2(b). In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the Closing Price per Ordinary Share on the Trading Day immediately preceding the Final Maturity Date.

(v) If, pursuant to Section 4(e) or 4(f), this Note is subject to net share settlement for any Excess Amount in cash, other securities, or assets or property in lieu of Ordinary Shares, then for purposes of determining the Excess Amount upon net share settlement, (A) the Conversion Amount shall mean the amount equal to the average of the products for each of the twenty (20) consecutive Trading Days immediately preceding the Final Maturity Date of (I) the Face Amount of this Note divided by the then effective Conversion Price, and (II) the Volume Weighted Average Price on such Trading Day of the amount of such cash, other securities, assets or property into which or for which one Ordinary Share was converted or exchanged in connection with the transaction or event under Section 4(e) or 4(f), and (B) the Daily Share Amounts shall be based on the amount of such cash, other securities, assets or property into which or for which one Ordinary Share was converted or exchanged in connection with the transaction or event under Section 4(e) or 4(f); provided further that for purposes of determining the Conversion Amount and the Daily Share Amounts, the Volume Weighted Average Price of any security other than Ordinary Shares shall be determined in the same manner as for the Ordinary Shares, the Volume Weighted Average Price of cash will be the amount of such cash, and the Volume Weighted Average Price of any property, assets or securities which are not listed on a United States national or regional securities exchange or reported on Nasdaq shall be determined by a nationally recognized investment banking firm mutually selected by the Company and the Holders of a majority of the outstanding principal amount of the Notes. The amount and kind of any cash, other securities, assets or property to be delivered for any Excess Amount shall, to the maximum extent practicable, be in the same proportion as delivered in exchange or conversion for Ordinary Shares in connection with the transaction or event under Section 4(e) or 4(f). The provisions of clauses (i) through (iv) above shall apply to any net share settlement under this clause (v) with such modifications as are necessary to take into account the substitution of any such cash, other securities, assets or property for Ordinary Shares.

(vi) In the event of a Fundamental Change, the Holder shall have the right to net share settle (to receive cash in the Face Amount of this Note and any Excess Amount in the consideration hereinafter described) all but not less than all of this Note effective upon the Fundamental Change. In the event of such net share settlement, this Note shall be subject to net share settlement for any Excess Amount in the same cash, kind of securities, and other assets or property receivable by holders of Ordinary Shares in the transaction constituting the Fundamental Change. For purposes of determining the Excess Amount upon net share settlement, the

Conversion Amount shall mean the product of (A) the Face Amount of this Note divided by the then effective Conversion Price, and (B) the Closing Price on the effective date of the Fundamental Change of the amount of such cash, other securities, assets or property into which or for which one Ordinary Share is to be converted or exchanged in connection with the Fundamental Change; provided further that for purposes of determining the Conversion Amount, the Closing Price of any security other than Ordinary Shares shall be determined in the same manner as for the Ordinary Shares, the Closing Price of cash will be the amount of such cash, and the Closing Price of any property, assets or securities which are not listed on a United States national or regional securities exchange or reported on Nasdaq shall be determined by a nationally recognized investment banking firm mutually selected by the Company and the Holders of a majority of the outstanding principal amount of the Notes. The amount and kind of any cash, other securities, assets or property to be delivered for any Excess Amount shall, to the maximum extent practicable, be in the same proportion as delivered in exchange or conversion for Ordinary Shares in connection with the Fundamental Change. The provisions of clauses (i) through (iv) above shall apply to any net share settlement under this clause (vi) with such modifications as are necessary to take into account the substitution of any such cash, other securities, assets or property for Ordinary Shares and otherwise to take into account the net share settlement upon the Fundamental Change (including calculating the Excess Amount by reference to the Closing Price on the effective date of the Fundamental Change). In order to exercise any right to net share settle under this clause (vi), the Holder shall deliver written notice of its election to net share settle, which may be delivered at any time from the time that the Holder receives notice of the Fundamental Change pursuant to Section 4(i) until the close of business on the effective date of the Fundamental Change, provided that any such notice shall automatically be deemed withdrawn and of no effect if the Fundamental Change does not close. For purposes of this clause (vi), “Fundamental Change” shall mean the consolidation of the Company with, or the merger of the Company with or into another person (other than a subsidiary of the Company), or the sale, lease, transfer, conveyance, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or the consolidation of another person (other than a subsidiary of the Company) with, or the merger of another person (other than a subsidiary of the Company) into, the Company, in each case in a transaction in which the outstanding Voting Shares of the Company are reclassified into, exchanged for or converted into the right to receive any other property or security, other than in each case pursuant to a transaction in which the persons that beneficially owned, directly or indirectly, the Voting Shares of the Company immediately prior to the transaction beneficially own, directly or indirectly, Voting Shares representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person. Notwithstanding the foregoing, it will not constitute a Fundamental Change if at least 90% of the consideration for the Voting Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenter’s appraisal rights) in the transaction or transactions constituting the Fundamental Change consists of common stock or similar securities traded on a United States national securities exchange or quoted on The Nasdaq Capital Market, or which will be so traded or quoted when issued or exchanged in connection with the Fundamental Change.”

8.7. Section 2(d) of the Note is hereby amended by deleting the words “Section 3, Section 4(b),” from the first line thereof.

8.8. Section 3 of the Note captioned “Optional Redemption” is hereby deleted in its entirety and replaced with “[Intentionally Omitted].”

8.9. Section 4 of the Note is hereby amended so that it shall read as follow:

“4. Adjustments to Conversion Price. The Conversion Price shall be subject to the following adjustments:

(a) Adjustment for Share Splits and Combinations. If the Company shall at any time or from time to time after the Issue Date effect a subdivision of the outstanding Ordinary Shares, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Issue Date combine the outstanding Ordinary Shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective (and, for purposes of calculating the Conversion Amount and the Daily Share Amount, corresponding adjustments shall be made to the calculation of the Volume Weighted Average Price, if appropriate).

(b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Issue Date shall make or issue a dividend or other distribution payable in additional Ordinary Shares, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of Ordinary Shares outstanding immediately prior to such issuance and the denominator of which shall be the total number of Ordinary Shares outstanding immediately prior to such issuance plus the number of such additional Ordinary Shares issuable in payment of such dividend or distribution (and, for purposes of calculating the Conversion Amount and the Daily Share Amount, corresponding adjustments shall be made to the calculation of the Volume Weighted Average Price, if appropriate).

(c) Adjustment for Other Dividends and Distributions.

(i) In the event the Company at any time, or from time to time after the Issue Date, shall declare or otherwise make or issue a dividend or other distribution payable in securities (including, without limitation, debt securities) of the Company (other than Ordinary Shares) or other assets, rights, warrants or properties (including, without limitation, cash dividends and distributions), then, in each such event, immediately prior to the opening of business on the Trading Day following the record date for the determination of stockholders entitled to receive such dividend or other distribution (the “Record Date”), the Conversion Price shall be reduced so that the Conversion Price shall thereafter equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date by a fraction, the numerator of which shall be the average of the Volume Weighted Average Prices for the Ordinary Shares for the period consisting of the ten (10) Trading Days immediately preceding (but not including) the Record Date (such price, the “Current Market Price”) less the amount of cash and the fair market value (which value shall be determined in good faith by the Board of Directors, subject to 4(c)(iii) below) on the Record Date of any such securities, assets, rights, warrants or properties so distributed applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the Record Date) and the denominator of which shall be the Current Market Price (and, for purposes of calculating the Conversion Amount and the Daily Share Amount, corresponding adjustments shall be made to the calculation of the Volume Weighted Average Price, if appropriate). In the event that such dividend or distribution is cancelled without having been so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(ii) In the event the cash value or the fair market value of the non-cash portion attributable to one Ordinary Share of any securities, assets, rights, warrants or properties so distributed in (i) above is equal to or greater than the Current Market Price, then, in lieu of the foregoing adjustment to the Conversion Price, adequate provision shall be made so that each Holder of Notes shall have the right to receive on the Final Maturity Date (i) a cash amount equal to the Face Amount of the Note; and (ii) if the Conversion Amount is greater than the Face Amount of this Note, an amount of such securities, assets, rights, warrants and properties having a value equal to the Excess Amount; provided that for purposes of this clause (c)(ii), the provisions of Section 2(b)(v) shall apply mutatis mutandis, with appropriate modifications to reflect that net share settlement for any Excess Amount shall be made in Ordinary Shares, as well as such securities, assets, rights, warrants and properties received by holders of Ordinary Shares in such dividend or distribution, and the calculation of the Excess Amount, if any, shall reflect the Volume Weighted Average Price (computed on an ex-distribution basis) of the Ordinary Shares, as well as such securities, assets, rights, warrants and properties.

(iii) If the Board of Directors determines the fair market value of any dividend or distribution for purposes of this Section 4(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Ordinary Shares.

(iv) Rights or warrants distributed by the Company to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (the “Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 4(c) (and no adjustment to the Conversion Price under this Section 4(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4(c). If any such right or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4(c) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(d) Adjustments for Certain Tender Offers. In case any tender offer made by the Company or any of its subsidiaries for Ordinary Shares shall expire, then, immediately prior to the opening of business on the day after the expiration of the tender offer (the “Expiration Date”), the Conversion Price shall be reduced so that the Conversion Price shall thereafter equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction, the numerator of which shall be the product of the number of Ordinary Shares outstanding (including Ordinary Shares tendered in the tender offer) on the Expiration Date multiplied by the Closing Price on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (i) the aggregate consideration (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value of any other consideration, which value shall be determined in good faith by the Board of Directors) payable to the holders of Ordinary Shares based on the acceptance of all shares validly tendered and not withdrawn as of the close of business on the Expiration Date (such shares, the “Purchased Shares”) and (ii) the product of (A) the number of Ordinary Shares outstanding (less any Purchased Shares) at the close of business on the Expiration Date and (B) the Closing Price on the Trading Day next succeeding the Expiration Date. Such adjustment shall become effective immediately prior to the opening of business on the Trading Day immediately following the Expiration Date. If the application of this Section 4(d) to any tender offer would result in an increase in the Conversion Price, then no adjustment shall be made pursuant to this Section 4(d).

(e) Adjustment for Reclassification, Exchange or Substitution. If the Ordinary Shares issuable upon the net share settlement of the Notes shall be changed into the same or a different number of shares of any class or classes of shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, share dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 4), then and in each such event the Holder of each Note (whether then outstanding or thereafter issued) shall have the right thereafter on the Final Maturity Date to receive upon net share settlement of this Note (i) a cash amount equal to the Face Amount of the Note; and (ii) if the Conversion Amount is greater than the Face Amount of this Note, cash, the kind of securities, and other assets or property received by holders of Ordinary Shares in such reorganization, reclassification or other change having a value equal to the Excess Amount, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(f) Reorganizations, Mergers, Consolidations or Asset Sales. If at any time after the Issue Date there is a tender offer, exchange offer, merger, consolidation, recapitalization, sale of all or substantially all of the Company’s assets or reorganization involving the Ordinary Shares (collectively, a “Capital Reorganization”) (other than a merger, consolidation, sale of assets, recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as part of such Capital Reorganization, provision shall be made so that the Holders of Notes will thereafter be entitled to receive on the Final Maturity Date (i) a cash amount equal to the Face Amount of the Note; and (ii) if the Conversion Amount is greater than the Face Amount of this Note, cash, the kind of securities, and other assets or property received by holders of Ordinary Shares in such Capital Reorganization having a value equal to the Excess Amount, subject to adjustment in respect to such shares or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of Section 2(b) and this Section 4 with respect to the rights of the Holders of Notes after the Capital Reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon net share settlement of the Notes) and the provisions of the Agreement (including without limitation Section 8 of the Agreement) will be applicable after that event and be as nearly equivalent as practicable. In the event that the Company is not the surviving entity of any such Capital Reorganization, each Note shall become Notes of such surviving entity, with the same powers, rights and preferences as provided herein.

(g) No Impairment. The Company will not, by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Section 2(b) and this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the net share settlement rights of the Holders of the Notes against impairment to the extent required hereunder.

(h) Certificate as to Adjustments or Distributions. Upon the occurrence of each adjustment of the Conversion Price or distribution to holders pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or distribution in accordance with the terms hereof and furnish to each Holder, if any, of Notes outstanding a certificate setting forth the terms of such adjustment or distribution and showing in detail the facts upon which such adjustment or distribution are based and shall file a copy of such certificate with its corporate records.

(i) Notice of Record Date. In the event:

(i) that the Company declares a dividend (or any other distribution) on its Ordinary Shares payable in Ordinary Shares, securities, or other assets, rights or properties;

(ii) that the Company subdivides or combines its outstanding Ordinary Shares;

(iii) of any reclassification of the Ordinary Shares of the Company (other than a subdivision or combination of its outstanding Ordinary Shares or a share dividend or share distribution thereon);

(iv) of any Capital Reorganization; or

(v) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office, and shall cause to be mailed to the Holders of the Notes at their last addresses as shown on the records of the Company, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days prior to the date specified in (B) below, a notice stating

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.”

8.10. Section 5(b) of the Note is hereby amended by adding the word “and” after clause (iii), deleting “; and” at the end of clause (iv), placing a period at the end of clause (iv), and deleting clause (v) thereof.

8.11. Section 5(c) of the Note is hereby amended by amending the last sentence thereof to read as follows: “Such written notice shall be irrevocable.”

8.12. Section 8 of the Note is hereby amended by (i) deleting the words “or amend the conversion rights as set forth under Section 4 or 5, (ii) deleting clause (iv), and (iii) redesignating clauses (v), (vi), (vii) and (viii) as clauses (iv), (v), (vi) and (vii).

8.13. Section 17 of the Note is hereby amended by substituting “Bermuda” for “Hong Kong” in each place where the latter term appears.

8.14. Section 18 of the Note is hereby amended by providing that notices to the Company shall be addressed as follows:

Flextronics International Ltd.,

acting through its Bermuda branch

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

and

Flextronics International Ltd.

c/o Flextronics International USA, Inc.

2090 Fortune Drive

San Jose, CA 95131

Attention: Chief Financial Officer

Facsimile: 408-428-0859

8.15. Section 18 of the Note is hereby amended by substituting for the copied addressees the following:

Curtis, Mallet-Prevost, Colt & Mosle LLP

101 Park Avenue

New York, New York 10178

Attention: Jeffrey N. Ostrager

Facsimile: 212-697-1559

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention: Richard Capelouto

Facsimile: 650-251-5002

8.16. Section 18 of the Note is hereby further amended by adding the following address under the applicable Silver Lake Investor:

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attention: General Counsel

Facsimile: (650) 233-8125

8.17. Exhibit 1 to the Note is hereby amended by deleting said Exhibit 1 in its entirety.

SECTION 9. Amendment to Exhibit B of the Note Purchase Agreement. Exhibit B of the Note Purchase Agreement is hereby deleted in its entirety and shall be replaced by a new Exhibit B attached hereto as Schedule I.

SECTION 10. Miscellaneous.

10.1. Ratification. As amended hereby, the Note Purchase Agreement is in all respects ratified and confirmed and the Note Purchase Agreement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.

10.2. Representations and Warranties. Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Silver Lake Investor represents and warrants that, as of the date of this Amendment, it owns the principal amount of Notes set forth opposite its name on Exhibit A of the Agreement and does not maintain any Hedge position in the Notes or the Ordinary Shares.

10.3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

10.4. Effectiveness. This Amendment shall be effective as of the date first above written.

10.5. Counterparts. This Amendment may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

10.6. Expenses. Each party shall bear its own expenses (including, without limitation, legal expenses) incurred in connection with this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Note Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FLEXTRONICS INTERNATIONAL LTD., acting through its Bermuda branch

By:	/s/ Manny Marimuthu
Name:	Manny Marimuthu
Title:	Authorized Signatory

SILVER LAKE PARTNERS CAYMAN, L.P.

By	Silver Lake Technology Associates Cayman, L.P., its General Partner

By	Silver Lake (Offshore) AIV GP Ltd., its General Partner

By:	/s/ Alan K. Austin
Name:	Alan K. Austin
Title:	Director

SILVER LAKE INVESTORS CAYMAN, L.P.

By	Silver Lake Technology Associates Cayman, L.P., its General Partner

By	Silver Lake (Offshore) AIV GP Ltd., its General Partner

By:	/s/ Alan K. Austin
Name:	Alan K. Austin
Title:	Director

SILVER LAKE TECHNOLOGY INVESTORS CAYMAN, L.P.

By	Silver Lake (Offshore) AIV GP Ltd., its General Partner

By:	/s/ Alan K. Austin
Name:	Alan K. Austin
Title:	Director

SCHEDULE I

EXHIBIT B

Form of Convertible Junior Subordinated Note

CONVERTIBLE JUNIOR SUBORDINATED NOTE

U.S.$	March ___, 2003

THE SECURITIES REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS. THIS NOTE IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE NOTE PURCHASE AGREEMENT, DATED AS OF MARCH 2, 2003, AS AMENDED BY THE FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT, DATED AS OF JULY 14, 2006, AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.”

FOR VALUE RECEIVED, the undersigned, Flextronics International Ltd., a Singapore company (the “Company”), acting through its branch office in Bermuda, promises to pay to              (the “Investor”), in lawful money of the United States and in immediately available funds (and in Ordinary Shares, if any, as provided in Section 2(b)), the principal amount of U.S.$             (the “Face Amount”), all in accordance with the provisions of this Note. The “Issue Date” of this Note is March             , 2003.

This Note was issued pursuant to the Note Purchase Agreement, dated as of March 2, 2003, as amended by the First Amendment to Note Purchase Agreement, dated as of July 14, 2006 (as amended from time to time, the “Agreement”), among the Company and the other parties thereto. Unless the context otherwise requires, as used herein, “Note” means any of the Convertible Subordinated Notes issued pursuant to the Agreement and any other similar convertible subordinated notes issued by the Company in exchange for, or to effect a transfer of, any Note and “Notes” means all such Notes in the aggregate.

1. Definitions. For purposes of this Note, the following definitions shall be applicable:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and ‘under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Note, Integral Capital Partners VI, L.P. shall not be considered an Affiliate of Silver Lake, Silver Lake Investors Cayman, L.P. or Silver Lake Technology Investors Cayman, L.P.

“Articles of Association” means the Memorandum and Articles of Association of the Company, as the same may be amended from time to time.

“Average Closing Price”, for any period, shall mean the arithmetic mean average of the Closing Prices for each Trading Day in such period, calculated by dividing the sum of the Closing Prices for each Trading Day in the period by the number of Trading Days in the period.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Corporation and in each case maturing within six months after the date of acquisition.

“Change of Control” shall mean the occurrence of any of the following: (i) the consolidation of the Company with, or the merger of the Company with or into, another “person” (as such term is used in Rule 13d-3 and Rule 13d-5 of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or the consolidation of another “person” with, or the merger of another “person” into, the Company, other than in each case pursuant to a transaction in which the “persons” that “beneficially owned” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, the Voting Shares of the Company immediately prior to the transaction “beneficially own”, directly or indirectly, Voting Shares representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; (ii) the adoption by the Company of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” directly or indirectly, of more than 50% of the Voting Shares of the Company (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors.

“Closing Price” of the Ordinary Shares on any day means the last reported sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Ordinary Shares, in each case as quoted on the NASDAQ National Market or such other principal securities exchange or inter-dealer quotation system on which the Ordinary Shares are then traded.

“Continuing Director” shall mean, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the Issue Date or was appointed pursuant to the Note Purchase Agreement or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election and who voted with respect to such nomination or election; provided that a majority of the members of the Board of Directors voting with respect thereto shall at the time have been Continuing Directors.

“Credit Facility” means the Credit Agreement dated as of March 8, 2002, by and among the Company, certain agents and certain lending institutions party thereto, as amended, modified, renewed, restated, refunded, replaced or refinanced from time to time.

“Daily Share Amount” means, with respect to any Trading Day, a number of Ordinary Shares (but in no event less than zero) determined by the following formula:

(Volume Weighted Average Price per Ordinary Share for such Trading Day	x	Face Amount of this Note divided by the Conversion Price in effect on such Trading Day)	–	Face Amount of this Note
Volume Weighted Average Price per Ordinary Share for such Trading Day x 20

“Debt” shall mean, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Debt of others secured by a Lien on any asset of such Person (whether or not such Debt is assumed by such Person) and Lease Debt and, to the extent not otherwise included, the Guarantee by such Person of any Debt of any other Person. The amount of any Debt outstanding as of any date shall be (i) the accreted value thereof, in the case of any Debt that does not require current payments of interest or (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Debt.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Designated Senior Debt” means (i) any Debt under the Credit Facility (and any guarantees thereof) and (ii) any other Senior Debt otherwise designated by the Company (which designation shall have been approved in writing by the Representative under the Credit Facility), and such approval shall have been delivered to the Holders, so long as (A) the Credit Facility is in effect and (B) the Company shall not then be a party to a credit facility or similar arrangement (other than the Credit Facility) that provides for loans in an aggregate principal amount that is greater than the aggregate principal amount of loans to the Company that may be made under the Credit Facility and that are not entered into in violation of the Credit Facility), and the Representative thereunder, as “Designated Senior Debt” and, in the case of the designation by the Company, certified in an Officers’ Certificate delivered to the Holders; provided that not less than $5.0 million aggregate principal amount is outstanding under Designated Senior Debt at the date of the designation and at the date of determination; provided, further, that Designated Senior Debt shall never consist of Lease Debt.

“Equity Interests” means capital shares of the Company and all warrants, options or other rights to acquire capital shares (but excluding any debt security that is convertible into, or exchangeable for, such capital shares).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

“Hedging Obligations” means, with respect to any person, the obligations of such person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

“Holder” means the Person in whose name this Note is registered in the Company’s Note Register and “Holders” means, collectively, the Persons in whose names all the Notes are registered in the Company’s Note Register.

“Indenture” shall mean, collectively, the indentures relating to the Company’s 8 3/4 % Senior Subordinated Notes due 2007, 9 7/8% Senior Subordinated Notes due 2010 and its 9 3/4% Senior Subordinated Notes due 2010, as in effect on the date hereof, as each may be amended, modified, renewed, restated, refunded, replaced or refinanced from time to time.

“Lease Debt” means, with respect to any Person, (i) the amount of any accrued and unpaid obligations of such Person arising under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP) and (ii) the guarantee, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of any of the amounts set forth in (i) above.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means the Chief Executive Officer, any president, the Chief Financial Officer and any vice president of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Permitted Junior Securities” means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to this Note.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Restricted Subsidiaries” shall have the meaning contained in the Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means (i) all Debt of the Company outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) all Debt of the Company outstanding under the Indentures, including the Company’s 8 3/4 % Senior Subordinated Notes due 2007, its 9 7/8% Senior Subordinated Notes due 2010 and its 9 3/4% Senior Subordinated Notes due 2010, (iii) any other Debt incurred by the Company, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, (iv) all Obligations with respect to the foregoing and (v) Lease Debt; notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Debt of the Company to any of its Restricted Subsidiaries or other Affiliates or (y) any trade payables.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Subject Country” shall mean any jurisdiction other than the country of Singapore and the United States of America, or any state thereof or the District of Columbia.

“Trading Day” means, with respect to the Ordinary Shares, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the NASDAQ National Market or such other principal securities exchange or inter-dealer quotation system on which the Ordinary Shares is then traded.

“Volume Weighted Average Price” on any Trading Day means the price per share of the Ordinary Shares as displayed on Bloomberg (or any successor service) page FLEX<equity>VAP in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time), on such Trading Day (or any such period commencing at the official opening of trading and ending at the official close of trading on the principal trading market); or, if such price is not available, the Closing Price; or if such price is not available the market value per share of the Ordinary Shares on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Voting Shares” of any person means capital shares or capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

2. Payment of Principal of Note.

(a) No Interest. No interest shall accrue or shall be payable on this Note at any time.

(b) Net Share Settlement.

(i) Unless this Note is paid, converted, settled or redeemed earlier pursuant to the terms of this Note, on July 31, 2009 (the “Final Maturity Date”), the Company shall make net share settlement of this Note to the Holder as follows: (i) the Company shall pay the Face Amount of this Note in cash; and (ii) if the Conversion Amount (as hereinafter defined) is greater than the Face Amount of this Note, the Company shall deliver to the Holder a number of ordinary shares, no par value, of the Company (the “Ordinary Shares”) equal to the sum of the Daily Share Amounts for each of the twenty (20) consecutive Trading Days immediately preceding the Final Maturity Date (such number of shares is hereafter referred to as the “Excess Amount”). “Conversion Amount” means the amount equal to the average of the products for each of the twenty (20) consecutive Trading Days immediately preceding the Final Maturity Date of (A) the Face Amount of this Note divided by the then effective Conversion Price, and (B) the Volume Weighted Average Price per share of the Ordinary Shares on such Trading Day. For purposes of this Section 2(b), the “Conversion Price” initially shall be $10.50, which shall be subject to adjustment as provided in Section 4. The Holder must surrender this Note to the Company in order to receive settlement hereunder. Except as provided in this Section 2(b) and subject to Sections 5 and 6, the Holder may not convert, settle or redeem this Note. In the event that the Holder is required to make filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in accordance with Section 5.2 of the Agreement, and for any related waiting periods to have expired or be terminated early (collectively, the “HSR Approval”), in order to acquire Ordinary Shares upon net share settlement under this Section 2(b), and if such HSR Approval shall not have been obtained, then the Company shall not deliver any such shares until the HSR Approval shall have been obtained; provided that the number of Ordinary Shares to be delivered, if any, shall nevertheless be determined as provided above. For the avoidance of doubt, the number of Ordinary Shares deliverable pursuant to this Section 2(b)(i) may not be less than zero and in no event will the Holder receive less than the Face Amount of this Note in cash on the Final Maturity Date.

(ii) The Holder of this Note shall be deemed for U.S. law purposes to beneficially own any Ordinary Shares deliverable pursuant to clause (i) above as of the Final Maturity Date (subject to HSR Approval). Not later than two Trading Days following the Final Maturity Date (and subject to HSR Approval), the Company shall promptly issue and deliver to each Holder a certificate or certificates for the number of Ordinary Shares to which such Holder is entitled. In lieu of delivering physical certificates representing any Ordinary Shares deliverable upon net share settlement of Notes, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder, the Company may, at its election (and shall, upon the reasonable request of any Holder), cause its transfer agent to electronically transmit the Ordinary Shares deliverable upon net share settlement of this Note to the Holder, by crediting the account of Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, if such DWAC system is available for the issuance of such Ordinary Shares under the terms of this Note and the Note Purchase Agreement. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective.

(iii) The Company shall at all times during which the Notes shall be outstanding, have and keep available out of its authorized but unissued shares, for the purpose of effecting the net share settlement of the Notes, such number of its duly authorized Ordinary Shares as shall from time to time be sufficient to effect the net share settlement of all outstanding Notes.

(iv) No fractional Ordinary Shares shall be issued upon any net share settlement of the Notes pursuant to Section 2(b). In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the Closing Price per Ordinary Share on the Trading Day immediately preceding the Final Maturity Date.

(v) If, pursuant to Section 4(e) or 4(f), this Note is subject to net share settlement for any Excess Amount in cash, other securities, or assets or property in lieu of Ordinary Shares, then for purposes of determining the Excess Amount upon net share settlement, (A) the Conversion Amount shall mean the amount equal to the average of the products for each of the twenty (20) consecutive Trading Days immediately preceding the Final Maturity Date of (I) the Face Amount of this Note divided by the then effective Conversion Price, and (II) the Volume Weighted Average Price on such Trading Day of the amount of such cash, other securities, assets or property into which or for which one Ordinary Share was converted or exchanged in connection with the transaction or event under Section 4(e) or 4(f), and (B) the Daily Share Amounts shall be based on the amount of such cash, other securities, assets or property into which or for which one Ordinary Share was converted or exchanged in connection with the transaction or event under Section 4(e) or 4(f); provided further that for purposes of determining the Conversion Amount and the Daily Share Amounts, the Volume Weighted Average Price of any security other than Ordinary Shares shall be determined in the same manner as for the Ordinary Shares, the Volume Weighted Average Price of cash will be the amount of such cash, and the Volume Weighted Average Price of any property, assets or securities which are not listed on a United States national or regional securities exchange or reported on Nasdaq shall be determined by a nationally recognized investment banking firm mutually selected by the Company and the Holders of a majority of the outstanding principal amount of the Notes. The amount and kind of any cash, other securities, assets or property to be delivered for any Excess Amount shall, to the maximum extent practicable, be in the same proportion as delivered in exchange or conversion for Ordinary Shares in connection with the transaction or event under Section 4(e) or 4(f). The provisions of clauses (i) through (iv) above shall apply to any net share settlement under this clause (v) with such modifications as are necessary to take into account the substitution of any such cash, other securities, assets or property for Ordinary Shares.

(vi) In the event of a Fundamental Change, the Holder shall have the right to net share settle (to receive cash in the Face Amount of this Note and any Excess Amount in the consideration hereinafter described) all but not less than all of this Note effective upon the Fundamental Change. In the event of such net share settlement, this Note shall be subject to net share settlement for any Excess Amount in the same cash, kind of securities, and other assets or property receivable by holders of Ordinary Shares in the transaction constituting the Fundamental Change. For purposes of determining the Excess Amount upon net share settlement, the Conversion Amount shall mean the product of (A) the Face Amount of this Note divided by the then effective Conversion Price, and (B) the Closing Price on the effective date of the Fundamental Change of the amount of such cash, other securities, assets or property into which or for which one Ordinary Share is to be converted or exchanged in connection with the Fundamental Change; provided further that for purposes of determining the Conversion Amount, the Closing Price of any security other than Ordinary Shares shall be determined in the same manner as for the Ordinary Shares, the Closing Price of cash will be the amount of such cash, and the Closing Price of any property, assets or securities which are not listed on a United States national or regional securities exchange or reported on Nasdaq shall be determined by a nationally recognized investment banking firm mutually selected by the Company and the Holders of a majority of the outstanding principal amount of the Notes. The amount and kind of any cash, other securities, assets or property to be delivered for any Excess Amount shall, to the maximum extent practicable, be in the same proportion as delivered in exchange or conversion for Ordinary Shares in connection with the Fundamental Change. The provisions of clauses (i) through (iv) above shall apply to any net share settlement under this clause (vi) with such modifications as are necessary to take into account the substitution of any such cash, other securities, assets or property for Ordinary Shares and otherwise to take into account the net share settlement upon the Fundamental Change (including calculating the Excess Amount by reference to the Closing Price on the effective date of the Fundamental Change). In order to exercise any right to net share settle under this clause (vi), the Holder shall deliver written notice of its election to net share settle, which may be delivered at any time from the time that the Holder receives notice of the Fundamental Change pursuant to Section 4(i) until the close of business on the effective date of the Fundamental Change, provided that any such notice shall automatically be deemed withdrawn and of no effect if the Fundamental Change does not close. For purposes of this clause (vi), “Fundamental Change” shall mean the consolidation of the Company with, or the merger of the Company with or into another person (other than a subsidiary of the Company), or the sale, lease, transfer, conveyance, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or the consolidation of another person (other than a subsidiary of the Company) with, or the merger of another person (other than a subsidiary of the Company) into, the Company, in each case in a transaction in which the outstanding Voting Shares of the Company are reclassified into, exchanged for or converted into the right to receive any other property or security, other than in each case pursuant to a transaction in which the persons that beneficially owned, directly or indirectly, the Voting Shares of the Company immediately prior to the transaction beneficially own, directly or indirectly, Voting Shares representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person. Notwithstanding the foregoing, it will not constitute a Fundamental Change if at least 90% of the consideration for the Voting Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenter’s appraisal rights) in the transaction or transactions constituting the Fundamental Change consists of common stock or similar securities traded on a United States national securities exchange or quoted on The Nasdaq Capital Market, or which will be so traded or quoted when issued or exchanged in connection with the Fundamental Change.”

(c) Pro Rata Payment. The Company agrees that any payments to the Holders of the Notes (including, without limitation, upon acceleration pursuant to Section 6) shall be made pro rata among all such Holders based upon the aggregate unpaid principal amount of the Notes held by each such Holder. If any Holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) on such Note in excess of such Holder’s pro rata share of payments obtained by all Holders of the Notes, such Holder shall make payments to the other Holders of the Notes based on such participation in the Notes held by them as is necessary to cause such Holders to share the excess payment ratably among each of them as provided in this Section 2(c).

(d) Payment of Additional Amounts.

(i) All sums payable by the Company to the Holders of the Notes (whether pursuant to this Section 2, Section 5 or otherwise) shall be paid free of any restriction or condition; free and clear of and without any deduction or withholding on account of any tax, levy or any other charges whatsoever; and without deduction or withholding on account of any other amount, whether by way of set-off, counterclaim or otherwise.

(ii) If the Company or any other person on behalf of the Company is required to make any payment, deduction or withholding on account of any such tax, levy, charges or other amount from any sum paid or payable by the Company to, or any sum received or receivable by, the Holders of the Notes, the Company shall pay such additional amounts as is necessary to ensure that, after the making of that deduction, withholding or payment, the Holders of the Notes receives on the due date and retains a net sum after any such deduction, withholding or payment equal to the respective amounts that the Holders of the Notes would have received and so retained had no such deduction, withholding or payment been required or made.

(iii) If the Company or any other person on behalf of the Company is required to pay any tax or other amount on, or calculated by reference to, any sum received or receivable by the Holders of the Notes, the Company shall pay or procure the payment of that tax or other amount before any interest or penalty becomes payable or, if that tax or other amount is payable and paid by the Holders of the Notes, shall reimburse the Holders of the Notes on demand for the amount paid by it.

(iv) Within fourteen (14) days after paying any sum from which it is required by law to make any deduction or withholding, and within fourteen (14) days after the due date of payment of any tax, levy, charges or the amount which it is required to pay, the Company shall deliver to the Holders of the Notes evidence reasonably satisfactory to the Holders of the Notes of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(v) If additional amounts become payable under Sections 2(d)(ii) or 2(d)(iii), the Company and the Holder of the Note shall use reasonable efforts to amend the Note if such amendment would (i) not subject such Holder to any unreimbursed cost or expense, (ii) in the reasonable judgment of the Company, would eliminate or reduce amounts payable pursuant to Sections 2(d)(ii) or 2(d)(iii), as the case may be, in the future and (iii) in the reasonable judgment of the Holder, would not otherwise be disadvantageous to such Holder. The Company agrees to pay all costs and expenses incurred by any Holder of the Note in connection with any such amendment.

3. [Intentionally Omitted]

4. Adjustments to Conversion Price. The Conversion Price shall be subject to the following adjustments:

(a) Adjustment for Share Splits and Combinations. If the Company shall at any time or from time to time after the Issue Date effect a subdivision of the outstanding Ordinary Shares, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Issue Date combine the outstanding Ordinary Shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective (and, for purposes of calculating the Conversion Amount and the Daily Share Amount, corresponding adjustments shall be made to the calculation of the Volume Weighted Average Price, if appropriate).

(b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Issue Date shall make or issue a dividend or other distribution payable in additional Ordinary Shares, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of Ordinary Shares outstanding immediately prior to such issuance and the denominator of which shall be the total number of Ordinary Shares outstanding immediately prior to such issuance plus the number of such additional Ordinary Shares issuable in payment of such dividend or distribution (and, for purposes of calculating the Conversion Amount and the Daily Share Amount, corresponding adjustments shall be made to the calculation of the Volume Weighted Average Price, if appropriate).

(c) Adjustment for Other Dividends and Distributions.

(i) In the event the Company at any time, or from time to time after the Issue Date, shall declare or otherwise make or issue a dividend or other distribution payable in securities (including, without limitation, debt securities) of the Company

(other than Ordinary Shares) or other assets, rights, warrants or properties (including, without limitation, cash dividends and distributions), then, in each such event, immediately prior to the opening of business on the Trading Day following the record date for the determination of stockholders entitled to receive such dividend or other distribution (the “Record Date”), the Conversion Price shall be reduced so that the Conversion Price shall thereafter equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date by a fraction, the numerator of which shall be the average of the Volume Weighted Average Prices for the Ordinary Shares for the period consisting of the ten (10) Trading Days immediately preceding (but not including) the Record Date (such price, the “Current Market Price”) less the amount of cash and the fair market value (which value shall be determined in good faith by the Board of Directors, subject to 4(c)(iii) below) on the Record Date of any such securities, assets, rights, warrants or properties so distributed applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the Record Date) and the denominator of which shall be the Current Market Price (and, for purposes of calculating the Conversion Amount and the Daily Share Amount, corresponding adjustments shall be made to the calculation of the Volume Weighted Average Price, if appropriate). In the event that such dividend or distribution is cancelled without having been so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(ii) In the event the cash value or the fair market value of the non-cash portion attributable to one Ordinary Share of any securities, assets, rights, warrants or properties so distributed in (i) above is equal to or greater than the Current Market Price, then, in lieu of the foregoing adjustment to the Conversion Price, adequate provision shall be made so that each Holder of Notes shall have the right to receive on the Final Maturity Date (i) a cash amount equal to the Face Amount of the Note; and (ii) if the Conversion Amount is greater than the Face Amount of this Note, an amount of such securities, assets, rights, warrants and properties having a value equal to the Excess Amount; provided that for purposes of this clause (c)(ii), the provisions of Section 2(b)(v) shall apply mutatis mutandis, with appropriate modifications to reflect that net share settlement for any Excess Amount shall be made in Ordinary Shares, as well as such securities, assets, rights, warrants and properties received by holders of Ordinary Shares in such dividend or distribution, and the calculation of the Excess Amount, if any, shall reflect the Volume Weighted Average Price (computed on an ex-distribution basis) of the Ordinary Shares, as well as such securities, assets, rights, warrants and properties.

(iii) If the Board of Directors determines the fair market value of any dividend or distribution for purposes of this Section 4(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Ordinary Shares.

(iv) Rights or warrants distributed by the Company to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (the “Trigger Event”):

(i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 4(c) (and no adjustment to the Conversion Price under this Section 4(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4(c). If any such right or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4(c) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(d) Adjustments for Certain Tender Offers. In case any tender offer made by the Company or any of its subsidiaries for Ordinary Shares shall expire, then, immediately prior to the opening of business on the day after the expiration of the tender offer (the “Expiration Date”), the Conversion Price shall be reduced so that the Conversion Price shall thereafter equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction, the numerator of which shall be the product of the number of Ordinary Shares outstanding (including Ordinary Shares tendered in the tender offer) on the Expiration Date multiplied by the Closing Price on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (i) the aggregate consideration (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value of any other consideration, which value shall be determined in good faith by the Board of Directors) payable to the holders of Ordinary Shares based on the acceptance of all shares validly tendered and not withdrawn as of the close of business on the Expiration Date (such shares, the “Purchased Shares”) and (ii) the product of (A) the number of Ordinary Shares outstanding (less any Purchased Shares) at the close of business on the Expiration Date and (B) the Closing Price on the Trading Day next succeeding the Expiration Date. Such adjustment shall become effective immediately prior to the opening of business on the Trading Day immediately following the Expiration Date. If the application of this Section 4(d) to any tender offer would result in an increase in the Conversion Price, then no adjustment shall be made pursuant to this Section 4(d).

(e) Adjustment for Reclassification, Exchange or Substitution. If the Ordinary Shares issuable upon the net share settlement of the Notes shall be changed into the same or a different number of shares of any class or classes of shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, share dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 4), then and in each such event the Holder of each Note (whether then outstanding or thereafter issued) shall have the right thereafter on the Final Maturity Date to receive upon net share settlement of this Note (i) a cash amount equal to the Face Amount of the Note; and (ii) if the Conversion Amount is greater than the Face Amount of this Note, cash, the kind of securities, and other assets or property received by holders of Ordinary Shares in such reorganization, reclassification or other change having a value equal to the Excess Amount, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(f) Reorganizations, Mergers, Consolidations or Asset Sales. If at any time after the Issue Date there is a tender offer, exchange offer, merger, consolidation, recapitalization, sale of all or substantially all of the Company’s assets or reorganization involving the Ordinary Shares (collectively, a “Capital Reorganization”) (other than a merger, consolidation, sale of assets, recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as part of such Capital Reorganization, provision shall be made so that the Holders of Notes will thereafter be entitled to receive on the Final Maturity Date (i) a cash amount equal to the Face Amount of the Note; and (ii) if the Conversion Amount is greater than the Face Amount of this Note, cash, the kind of securities, and other assets or property received by holders of Ordinary Shares in such Capital Reorganization having a value equal to the Excess Amount, subject to adjustment in respect to such shares or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of Section 2(b) and this Section 4 with respect to the rights of the Holders of Notes after the Capital Reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon net share settlement of the Notes) and the provisions of the Agreement (including without limitation Section 8 of the Agreement) will be applicable after that event and be as nearly equivalent as practicable. In the event that the Company is not the surviving entity of any such Capital Reorganization, each Note shall become Notes of such surviving entity, with the same powers, rights and preferences as provided herein.

(g) No Impairment. The Company will not, by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Section 2(b) and this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the net share settlement rights of the Holders of the Notes against impairment to the extent required hereunder.

(h) Certificate as to Adjustments or Distributions. Upon the occurrence of each adjustment of the Conversion Price or distribution to holders pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or distribution in accordance with the terms hereof and furnish to each Holder, if any, of Notes outstanding a certificate setting forth the terms of such adjustment or distribution and showing in detail the facts upon which such adjustment or distribution are based and shall file a copy of such certificate with its corporate records.

(i) Notice of Record Date. In the event:

(i) that the Company declares a dividend (or any other distribution) on its Ordinary Shares payable in Ordinary Shares, securities, or other assets, rights or properties;

(ii) that the Company subdivides or combines its outstanding Ordinary Shares;

(iii) of any reclassification of the Ordinary Shares of the Company (other than a subdivision or combination of its outstanding Ordinary Shares or a share dividend or share distribution thereon);

(iv) of any Capital Reorganization; or

(v) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office, and shall cause to be mailed to the Holders of the Notes at their last addresses as shown on the records of the Company, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days prior to the date specified in (B) below, a notice stating

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.

5. Repurchase Right Upon a Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of its Notes pursuant to an offer as provided in this Section 5 (the “Change of Control Offer”) at an offer price in cash equal to 101% of the Face Amount of its Notes (the “Change of Control Payment”).

(b) On or before the 30th day after a Change of Control, the Company shall give to all Holders of Notes notice (the “Change of Control Notice”) of the occurrence of the Change of Control and of the Holder’s right to receive the Change of Control Payment arising as a result thereof. Each notice of the Holder’s right to participate in the Change of Control Offer (the “Change of Control Repurchase Right”) shall be mailed to the Holders of the Notes at their last address as shown in the Note Register and shall state:

(i) the date on which the Notes shall be repurchased (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date of the Company’s delivery of the Change of Control Notice;

(ii) the date by which the Change of Control Repurchase Right must exercised, which date shall be no earlier than the close of business on the Trading Day immediately prior to the Change of Control Payment Date;

(iii) the amount of the Change of Control Payment; and

(iv) a description of the procedure which a Holder must follow to exercise the Change of Control Repurchase Right, and the place or places where the Notes are to be surrendered for payment of the Change of Control Payment.

No failure by the Company to give the Change of Control Notice and no defect in any Change of Control Notice shall limit any Holder’s right to exercise its Change of Control Repurchase Right or affect the validity of the proceedings for the repurchase of Notes.

If any of the foregoing provisions or other provisions of this Section 5 are inconsistent with applicable law, such law shall govern.

(c) To exercise the Change of Control Repurchase Right, a Holder shall deliver to the Company, on or before the Trading Day immediately prior to the Change of Control Repurchase Date, (i) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the Face Amount of Notes held by such Holder to be repurchased, and a statement that an election to exercise the Change of Control Repurchase Right is being made thereby, and (ii) the Notes with respect to which the Change of Control Repurchase Right is being exercised. Such written notice shall be irrevocable.

(d) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deliver cash in the amount of the Change of Control Payment to each Holder in respect of all Notes or portions thereof so tendered. All Notes repurchased by the Company shall be canceled immediately by the Company.

(e) Prior to complying with the provisions of this Section 5, but in any event within ninety (90) days following a Change of Control, the Company will either repay in full in cash all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 5. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

(g) Any Note which is to be repurchased only in part shall be surrendered to the Company and the Company shall execute and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered. Any Notes surrendered to the Company pursuant to the provisions of this Section 5 shall be retired and canceled.

(h) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

6. Events of Default.

(a) Definitions. For purposes of this Note, the following events shall constitute an “Event of Default”:

(i) default in payment when due (whether at the Final Maturity Date or upon an earlier redemption or repurchase) of the principal of, or premium, if any, on this Note (whether or not prohibited by the subordination provisions of this Note);

(ii) failure by the Company for 30 days after notice from the Holders of at least 50% in principal amount of the then outstanding Notes to comply with the provisions of Section 5 or Section 7 of this Note;

(iii) failure by the Company for 60 days after notice from the Holders of at least 50% in principal amount of the then outstanding Notes to comply with any of its other agreements in this Note or the Agreement;

(iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Debt or guarantee now exists, or is created after the date of the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Debt prior to its express maturity and, in each case in clause (a) or (b), the principal amount of any such Debt, together with the principal amount of any other such Debt that has not been paid when due, or the maturity of which has been so accelerated, aggregates $40.0 million or more;

(v) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $40.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(vi) the Company or any of its Significant Subsidiaries:

(A) commences a voluntary case under any Bankruptcy Law,

(B) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) is unable to pay its debts as they become due; or

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries,

(B) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or

(C) orders the liquidation of the Company or any of its Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days.

(b) Notice of Compliance. The Company shall be required to deliver to the Holders annually a statement regarding compliance with this Note, and the Company shall be required within 30 days of becoming aware of any Default or Event of Default to deliver to the Holders a statement specifying such Default or Event of Default.

(c) Acceleration. If any Event of Default occurs and is continuing, the Holders of at least 50% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal that has become due solely because of the acceleration) have been cured or waived.

(d) Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Note except a continuing Default or Event of Default in the payment of the principal of, or premium on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(e) Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available upon an Event of Default.

(f) Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Note, the right of the Holder of this Note to receive payment of the principal of, and premium on, this Note, on or after the respective due dates expressed in the Note (including in connection with a redemption or an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

7. Successors.

(a) Merger, Consolidation or Sale of Assets. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

(i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of either (A) the United States, any state thereof, the District of Columbia or Singapore or (B) a Subject Country, in which case the Company will have satisfied its obligations set forth in Section 7(c);

(ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Agreement pursuant to a written document in a form reasonably satisfactory to the holders of a majority in aggregate principal amount of the Notes; and

(iii) immediately after such transaction no Default or Event of Default exists.

(b) Successor Corporation Substituted. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 7(a) hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for (so that from and after the date of such consolidation, merger or transfer, the provisions of this Note and the Agreement referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Note and the Agreement with the same effect as if such successor Person had been named herein as the company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and the Agreement except with respect to any obligations that arise from, or are related to, such transaction.

(c) Restrictions upon Reincorporating, Merging or Consolidating into a Subject Country. The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions (a “Subject Transaction”) to, another corporation, Person or entity unless it satisfies certain conditions. If the surviving or resulting transferee, lessee or successor Person (the “Successor Corporation”) in a

Subject Transaction is incorporated in a Subject Country, then the Company must satisfy the conditions specified in paragraphs (i), (ii) and (iii) below as promptly as practicable but no later than 60 days following the date of such Subject Transaction:

(i) the Company shall have delivered to the Holders a written opinion, in form and substance satisfactory to the Holders of a majority of the aggregate principal amount of the Notes then outstanding, of independent legal counsel of recognized standing, as to the continued validity, binding effect and enforceability of the Notes and the Agreement;

(ii) the Company shall have delivered to the Holders a certificate, in form and substance satisfactory to holders of a majority in aggregate principal amount of the Notes then outstanding, signed by two executive officers of the Successor Corporation, as to the continued validity, binding effect and enforceability of the Notes and the Agreement; and

(iii) the Successor Corporation shall, promptly but no later than 60 days following the date of such Subject Transaction, consent to the jurisdiction of the Courts of the State of New York.

In the event of any Subject Transaction in which the Successor Corporation is organized and existing under the laws of a Subject Country, the Company will indemnify and hold harmless the Holder of each Note from and against any and all present and future taxes, levies, imposts, charges and withholdings (including, without limitation, estate, inheritance, capital gains and other similar taxes), and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the Notes or any amount paid or payable under any the Notes which, in any such case, would not have been imposed had such Subject Transaction not occurred.

8. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of at least a majority of the aggregate principal amount then outstanding of the Notes; provided that no such action shall change (i) the amount of Notes whose Holders must consent to an amendment, (ii) reduce the amount of or any provision relating to the scheduled payment of principal of, or premium on, the Notes, (iii) change the time at which any Note may be redeemed or repurchased, (iv) modify the provisions of Section 12 in a manner adverse to the Holders of any Notes, (v) make any Note payable in any money or at any place other than as stated in the Note, (vi) impair the right of any Holder to receive payments of principal of, or premium on, such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, or (vii) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions, in each such case without the consent of the applicable Holder if such change is adverse to such Holder.

9. Place of Payment. Payments of principal and premium, if any, and all notices and other communications to the Investor hereunder or with respect hereto are to be delivered to the Investor at the address identified on Exhibit A to the Agreement or to such other address or to the attention of such other person as specified by prior written notice to the Company, including any transferee of this Note.

10. Costs of Collection. In the event that the Company fails to pay when due (including, without limitation upon acceleration in connection with an Event of Default) the full amount of principal and/or premium hereunder, the Company shall indemnify and hold harmless the Holder of any portion of this Note from and against all reasonable costs and expenses incurred in connection with the enforcement of this provision or collection of such principal and premium, including, without limitation, reasonable attorneys’ fees and expenses.

11. Waivers. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

12. Subordination of Notes.

(a) Notes Subordinated to Senior Debt.

The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Section 12; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents (or such payment shall be duly provided for to the satisfaction of the holders of the Senior Debt) of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Note.

(b) No Payments on Notes in Certain Circumstances.

(i) If (A) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (B) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt to which such default relates to accelerate its maturity and, in the case of clause (B), the Company receives a notice of such default (a “Payment Blockage Notice”) from the holders of any Designated Senior Debt then, the Company may not make any payment upon or in respect of the Notes (except payments in the form of Permitted Junior Securities) (the period during which such payments may not be made, the “Payment Blockage Period”). Payments on the Notes may and shall be resumed (x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of (1) the date on which such nonpayment default is cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received, (3) the date such Designated Senior Debt shall have been discharged or paid in full in cash or (4) the date such Payment Blockage Period shall have been terminated by written notice to the Company from the holders of Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clauses

(1), (2), (3) and (4), the Company shall resume making any and all required payments in respect of the Notes, including any payments not made to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions, unless the provisions described in clause (A) are then applicable. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Company shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

(ii) The Company must provide the holders of Designated Senior Debt at least 10 days’ prior written notice of any acceleration of the maturity of the Notes.

(iii) As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of the Notes may recover less ratably than creditors of the Company who are holders of Senior Debt.

(iv) In the event that, notwithstanding the foregoing, any payment shall be received by any Holder when such payment is prohibited by Section 12(b)(i), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) as their respective interests may appear. The Company shall be entitled to conclusively rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their representatives), and only amounts included in the information provided to the Company shall be paid to the holders of Senior Debt.

(v) Nothing contained in this Section 12 shall limit or compromise the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Section 6 or to pursue any rights or remedies hereunder or otherwise; provided, however, that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

(c) Payment Over of Proceeds upon Dissolution, Etc.

(i) Upon any distribution to creditors of the Company in a total or partial liquidation, winding-up, reorganization or dissolution of the Company or in a voluntary or involuntary bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of the Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of the Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of the Notes may receive Permitted Junior Securities).

(ii) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

(iii) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(iv) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12(c) if, in the event the Company is not the surviving corporation, such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company’s obligations under the Notes.

(d) Payments May be Made Prior to Dissolution. Nothing contained in this Section 12 or elsewhere in this Note shall prevent the Company, except under the conditions described in Sections 12(b) and 12(c), from making payments at any time for the purpose of making payments of principal of and premium, if any, on the Notes.

(e) Subrogation. Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt or by or on behalf of the Company or by or on behalf of the Holders by virtue of this Section 12 which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section 12 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

(f) Obligations of the Company Unconditional. Nothing contained in this Section 12 or elsewhere in this Note is intended to or shall impair, as among the Company, creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any premium on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of any Senior Debt, nor shall anything herein or therein prevent the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 12 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(g) Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Section 12, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 12.

(h) Subordination Rights Not Impaired by Acts or Omissions of the Company or a Guarantor or Holders of Senior Debt.

(i) No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such Holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such Holder may have or otherwise be charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Section 12 or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (A) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing or securing the same or any agreement under which Senior Debt is outstanding; (B) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (C) release any person liable in any manner for the payment or collection of Senior Debt; and (D) exercise or refrain from exercising any rights against the Company or any other person.

(i) Holders’ Agreement to Effectuate Subordination of Securities. Each Holder by its acceptance of the Notes agrees to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Section 12.

(j) This Section 12 Not to Prevent Events of Default. The failure to make a payment on account of principal of or premium on the Notes by reason of any provision of this Section 12 will not be construed as preventing the occurrence of an Event of Default.

13. Benefits of the Agreement. The Investor and all transferees (to the extent permitted in the Agreement) shall be entitled to the rights and benefits granted to them in the Agreement.

14. Registration of Transfer and Exchange Generally.

(a) Registration, Registration of Transfer and Exchange Generally. The Company shall keep at its principal executive offices a register (the register maintained in such being herein sometimes collectively referred to as the “Note Register”) in which the Company shall provide for the registration of Notes and of transfers and exchanges of Notes.

Subject to the provisions of the Agreement regarding restrictions on transfer and provided the transferee agrees to be bound by the terms of the Agreement, upon surrender for registration of transfer of any Note at its principal executive office, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes in denominations requested by the transferee (which denominations shall not be less than $1,000,000 per Note), of a like aggregate principal amount and bearing such restrictive legends as may be required by law.

At the option of a Holder, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by law upon surrender of the Notes to be exchanged at the Company’s principal executive offices. Whenever any Notes are so surrendered for exchange, the Company shall execute and make available for delivery the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes.

(b) Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Company, the Company shall execute and make available for delivery in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company (i) evidence to its reasonable satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by the Company to save itself harmless, then, in the absence of notice to the Company that such Note has been acquired by a protected purchaser, the Company shall execute and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Every new Note issued pursuant to this Section 14 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone.

The provisions of this Section 14 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

15. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16. Consent to Jurisdiction and Service. (a) The Company hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Note or the transactions contemplated hereby, to the general non-exclusive jurisdiction of the Courts of (A) the State of California in San Jose, California and (B) the State of New York in New York City, the Courts of the United States of America for (C) the Northern District of California in San Jose, California and (D) the Southern District of New York in New York City, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at the Company’s address set forth in Section 10.4 of the Agreement or at such other address of which the Holder of this Note shall have been notified pursuant the terms of the Agreement; and

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) is not available despite the intentions of the parties hereto.

(b) The Company agrees that a final judgment in any suit, action or proceeding brought in a court described in Section 16(a)(i) may be enforced in the courts of any jurisdiction to which the Company is subject by a suit upon such judgment, provided that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Note, to the extent permitted by law.

17. Bermuda Branch; Full Recourse Obligations. Notwithstanding anything to the contrary contained herein, all payments of principal and premium, if any, by the Company with respect to the Notes will be made by the Company through its Bermuda branch office; provided, however, that notwithstanding the foregoing, the Company acknowledges that its Obligations hereunder are full recourse to the Company and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Holder’s ability to collect any Obligation from the Company.

18. Notices. Any notices or other communications required or permitted to be given under this Note shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed upon confirmation of receipt, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and, if to the Company, addressed as follows:

Flextronics International Ltd.,

acting through its Bermuda branch

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

and

Flextronics International Ltd.

c/o Flextronics International USA, Inc.

2090 Fortune Drive

San Jose, CA 95131

Attention: Chief Financial Officer

Facsimile: 408-428-0859

with a copy to:

Curtis, Mallet-Prevost, Colt & Mosle LLP

101 Park Avenue

New York, NY 10178

Attention: Jeffrey N. Ostrager

Facsimile: 212-697-1559

if to the Holder, addressed as follows:

[Silver Lake Entity]

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attention: General Counsel

Facsimile: (650) 233-8125

with a copy to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention: Richard Capelouto

Facsimile: (650) 251-5002

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

IN WITNESS WHEREOF, the Company has executed and delivered this Note on July 14, 2006.

FLEXTRONICS INTERNATIONAL LTD., acting through its Bermuda branch

By:
Name: Title: